UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5205 N. O’Connor Blvd. Suite 200 Irving, Texas		75039
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 30, 2015, Pioneer Natural Resources Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto (together, the “Underwriters”), relating to the sale to the Underwriters of $500 million aggregate principal amount of the Company’s 3.45% Senior Notes due 2021 and $500 million aggregate principal amount of the Company’s 4.45% Senior Notes due 2026 (together, the “Notes”). The Underwriting Agreement contains customary representations, conditions, indemnities and rights to terminate the agreement.

The Company offered the Notes pursuant to the Prospectus Supplement dated November 30, 2015, to the Prospectus dated May 30, 2014 (together, the “Prospectus”), which forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-196430) filed with the SEC on May 30, 2014.

The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the terms and conditions thereof are incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Certain of the Underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve the Company or its affiliate’s securities and/or instruments.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

1.1 –	Underwriting Agreement, dated November 30, 2015, by and among Pioneer Natural Resources Company and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Senior Vice President and General Counsel

Dated: December 2, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1 –	Underwriting Agreement, dated November 30, 2015, by and among Pioneer Natural Resources Company and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters party thereto